Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                                                                          2228 South Fraser Street

Fax (303) 369-9384                                                                                                                                   Unit I

Email  larryodonnellcpa@comcast.net                                                                     Aurora, Colorado    80014

www.larryodonnellcpa.com

November 19, 2010

SECURITIES AND EXCHANGE COMMISSION

Division of Corporation Finance

100 F Street, N.E., Mail Stop 7010

Washington, D.C. 20549

Re:

R & A Productions, Inc. (the “Company”)

Form 8-K Item 4.01 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company.  We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

/s/ Larry O’Donnell, CPA, PC